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AIM MID CAP BASIC VALUE FUND                                       SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2009
FILE NUMBER:       811-1540
SERIES NO.:        31

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
72DD            1    Total income dividends for which record date passed during the period. (000's Omitted)
                     Class A                                                                                           $   136
                2    Dividends for a second class of open-end company shares (000's Omitted)
                     Class Y                                                                                           $    15
                     Institutional Class                                                                               $   177

73A.                 Payments per share outstanding during the entire current period: (form nnn.nnnn)
                1    Dividends from net investment income
                     Class A                                                                                            0.0123
                2    Dividends for a second class of open-end company shares (form nnn.nnnn)
                     Class Y                                                                                            0.0612
                     Institutional Class                                                                                0.0170

74U.            1    Number of shares outstanding (000's Omitted)
                     Class A                                                                                            11,286
                2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                     Class B                                                                                             2,033
                     Class C                                                                                             1,919
                     Class R                                                                                               254
                     Class Y                                                                                               870
                     Institutional Class                                                                                 2,915

74V.            1    Net asset value per share (to nearest cent)
                     Class A                                                                                           $ 10.34
                2    Net asset value per share of a second class of open-end company shares (to nearest cent)
                     Class B                                                                                           $  9.65
                     Class C                                                                                           $  9.65
                     Class R                                                                                           $ 10.22
                     Class Y                                                                                           $ 10.36
                     Institutional Class                                                                               $ 10.70
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